TEXAS VANGUARD OIL COMPANY

                      9811 Anderson Mill Road
                            Suite 202
                       Austin, Texas 78750

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                    To be held June 9, 2011



TO THE SHAREHOLDERS:

	NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of TEXAS VANGUARD OIL COMPANY, a Texas Corporation, will be held at the Holiday Inn Northwest, 8901 Business Park Dr., Austin, TX 78759 on Thursday, June 9, 2011 at 10:00 a.m. Central Daylight Time for the purpose of taking action on:

	1.	To elect three (3) directors to serve until the next
            Annual Meeting of Shareholders, and until their successors shall be duly elected and qualified;

	2.	To ratify the appointment of Padgett, Stratemann & Co., LLP
            as independent public auditors of the Company for the fiscal year ending December 31, 2011; and

	3.	To transact such other business as may properly come before
            the meeting or any adjournment thereof.

	Shareholders of record at the close of business on April 18, 2011 are entitled to notice and to vote at this meeting and any adjournments thereof. If your ownership is through a broker or other intermediary and you wish to vote at the meeting, you will need to have proof of your stockholdings in order to be admitted to the meeting. A recent account statement, letter or proxy from your broker or other intermediary will suffice.


                                     BY ORDER OF THE BOARD OF DIRECTORS

                                         TERESA NUCKOLS
                                         Secretary

April 27, 2011
Austin, Texas

                    PLEASE RETURN YOUR SIGNED PROXY

	Please sign, date and promptly return your proxy form in the postage -paid envelope. This will not prevent you from voting in person at the meeting. Your vote is very important.


IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 9, 2011.

  The proxy statement and annual report to shareholders are available at:
                 http://materials.proxyvote.com/882853



                   TEXAS VANGUARD OIL COMPANY

                         PROXY STATEMENT

                  ANNUAL MEETING OF SHAREHOLDERS
                          JUNE 9, 2011

	The accompanying proxy is solicited by the Board of Directors of Texas Vanguard Oil Company, 9811 Anderson Mill Road, Suite 202, Austin, Texas 78750, telephone (512) 331-6781 (the Company), for use at the
Annual Meeting of Shareholders to be held on June 9, 2011, at 10:00 a.m. at the Holiday Inn Northwest, 8901 Business Park Dr., Austin, TX 78759 or any adjournments. The Company will bear the cost of this solicitation. Solicitation of proxies will be by mail, and it is anticipated that the proxy materials will be mailed on or about May 6, 2011, to all shareholders of record. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to the beneficial owners of common stock and will be reimbursed for their reasonable expenses. All properly executed proxies will be voted (except to the extent that authority to vote in the election of directors has been withheld), and where a choice has been specified by the shareholder as provided on the proxy, it will be voted in accordance with the specifications so made. If your shares are registered directly in your name, you are a shareholder of record. If you submit a properly signed proxy without giving specific voting instructions, the proxy holders will vote those shares as recommended by the Board. If you are a beneficial owner of shares held in street name by your broker, bank or other nominee, follow the voting instructions on the form you receive from that firm. If you do not provide the organization that holds your shares with specific voting instructions, they may vote on routine matters such as ratification of auditors but cannot vote on non-routine matters such as votes for the election of directors. Thus, if the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, no votes will be cast on your behalf in the election of directors. This is generally referred to as a broker non-vote. Any shareholder may revoke his proxy at any time before it is voted by giving written notice of the revocation to the Company Corporate Secretary or by voting in person at the meeting. A beneficial owner of stock held in street name must obtain a valid proxy from the record owner in order to vote in person at the annual meeting. To request the requisite proxy form, follow the instructions provided by your broker or contact your broker.

VOTING SECURITIES

	The voting securities of the Company consist of one class of common stock ($.05 par value) 12,500,000 shares authorized for issuance. Only shareholders of record at the close of business April 18, 2011, will be entitled to vote at the Annual Meeting of Shareholders. As of the record date, there were outstanding 1,416,587 shares of common stock of the Company. The presence, in person or by proxy, of a majority of the outstanding shares of common stock on the record date is necessary to constitute a quorum to transact business at the Annual Meeting of Shareholders. Each share of common stock is entitled to one vote on each proposal, whether the shares are represented in person or by proxy at the meeting. A majority is required for the election of directors and for the ratification of the appointment of independent auditors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

	Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission, within certain specified time periods, reports of ownership (Form 3) and changes in ownership (Form 4). Such officers, directors and stockholders are required by SEC regulations to furnish us with copies of all such reports that they file.

	To our knowledge, based solely upon a review of copies of such reports furnished to us and representations by certain officers and directors that no other reports were required with respect to the year ended December 31, 2010, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

	The following table reflects the beneficial ownership of the Company common stock based upon the 1,416,587 common shares outstanding as of March 31, 2011 by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the common stock, (ii) each director and each executive officer and (iii) all directors and executive officers as a group. The business address of each individual listed below is: c/o Texas Vanguard Oil Company, 9811 Anderson Mill Road, Suite 202, Austin, Texas 78750. Unless otherwise indicated, to the Companys knowledge, each shareholder has sole voting and dispositive power with respect to the securities beneficially owned by that shareholder.



NAME OF BENEFICIAL OWNER     NUMBER OF SHARES        PERCENT
                            BENEFICIALLY OWNED      OF CLASS

Linda R. Watson (1)(2)             1,043,066         73.63%

William G. Watson(2)(3)               29,024          2.05%

Robert L. Patterson(2)                30,250          2.14%

Teresa Nuckols                           900           .06%

Directors and Executive Officers   1,103,240         77.88%
As a group (4 persons)

(1) Includes 50,440 shares owned directly and 992,626 shares owned by Robert Watson, Inc., of which Linda R. Watson is President and controlling stockholder. Linda Watson exercises shared voting and investment powers as one of the three directors of Robert Watson, Inc. William G. Watson is also a director of Robert Watson, Inc.

(2) Linda R. Watson, William G. Watson and Robert L. Patterson are directors of the Company.

(3) Includes 1,875 shares held jointly with his spouse; and 3,125 shares owned through his corporation, William Watson, Inc.

PROPOSAL 1 ELECTION OF DIRECTORS

	A board of three directors is to be elected, with each director to hold office until the next annual meeting and until his successor is elected and qualified. The persons named as proxies in the enclosed proxy have been designated by management and intend to vote for the election of the persons named below for the Board of Directors. Although management has no reason to believe that any of the nominees named below will be unable to serve as director, if any nominee withdraws or otherwise becomes unavailable to serve, the person named as proxies will vote for any substitute nominee designated by management.

	The following table sets forth the names of the nominees and certain information with regard to each nominee. Linda R. Watson and William G. Watson were both related to Robert N. Watson, Jr., the former President and CEO of the Company who passed away in September 2002.

                         DIRECTOR
NAME                      SINCE             CURRENT POSITION

Linda R. Watson            1982      Director and Chairman of the Board

William G. Watson          2002      Director, President and CEO

Robert L. Patterson        1983      Director

   Linda R. Watson (age 67) became a director of the Company in 1982. She served as Director and Secretary/ Treasurer from 1982 to 2002. In 2002, she became Chairman of the Board. She has also been a director and Secretary/ Treasurer of Robert Watson, Inc. for more than the last five years and is now President of Robert Watson, Inc. She received her B.A. degree from The University of Texas at Austin in 1966.

   William G. Watson (age 62) served as a director and Vice President of the Company from 1982 until 1997. He was elected President of the Company on September 27, 2002. He has since served as director, President and CEO. He is a director and President of William Watson, Inc., an independent geological consulting firm, which he founded in 1983, for more than the last five years, and a director of Robert Watson, Inc. He received his B.A. degree from Texas Tech University in 1970 and his M.S. degree from The University of Texas at Arlington in 1974.

   Robert L. Patterson (age 71) has served as director of the Company since 1983. He was employed by Union Oil Company of California from 1965 through 1975, serving in various engineering capacities. He was a Vice President of Argonaut Energy Corporation from 1976 through 1982. He was President of Medallion Equipment Corporation and President of Argonaut Energy Corporation from July 1985 through January 1989. He has been an independent consulting petroleum engineer since 1983. He received his B.S. and M.S. degrees from The University of Texas at Austin in 1963 and 1964.

Required Vote and Recommendation

	The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked WITHHOLD AUTHORITY with respect to the election of one or more directors will not be voted with respect to the director or directors indicated.

The Board of Directors recommends a vote FOR the election of the nominees



EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

Summary of Compensation of Executive Officers

	The following sets forth in summary form the compensation received during each of the Companys last two complete fiscal years by the Chairman of the Company. No other officer of the Company received salary, bonus or other annual compensation in total, in excess of $100,000.

                     SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL                 ALL OTHER         TOTAL
POSITION                 YEAR   COMPENSATION ($)      ($)

Linda R. Watson          2010     247,600 (1)       247,600
  Chairman of Board
  and Director           2009     248,000 (1)       248,000


	Linda R. Watson does not receive a salary, bonus or equity based compensation in the form of stock or stock options. She is compensated through a consulting company controlled by Ms. Watson that has a management agreement with the Company. Compensation also included a directors fee paid to Ms. Watson of $1,600 and $2,000 for the years ended December 31, 2010 and 2009, respectively.


Compensation of Directors

      The following table indicates the compensation paid in 2010 to our directors, other than Linda R. Watson, whose compensation is described above in the Summary Compensation Table.

NAME              FEES PAID IN CASH   ALL OTHER COMPENSATION     TOTAL

William G. Watson       $  850                -0- (1)          $   850
Robert L. Patterson     $1,600            $71,400 (1)          $73,000

(1) The Officers and directors received no bonus or equity based compensation in the form of stock or stock options at year-end in 2010.


Related Party Transactions

     The Company and an entity owned by the Chairman of the Company have an agreement whereby the latter provides the Company general corporate management services. The affiliated company received $246,000 and $246,000 as compensation for performance of those services during the years ended December 31, 2010 and 2009 respectively. Effective January 1, 2011 the agreement was continued with terms of $21,500 per month through December 31, 2011.

     The Company leases office space from a company owned by the Chairman of the Company under a month-to-month operating lease. Rent expense incurred under this lease was $26,400 and $26,400 for the years ended December 31, 2010 and 2009 respectively.

     Certain officers and directors of the Company own small interests in a number of the properties that the Company has interests in as well as other similar properties in which the Company does not have an interest. In the properties operated by the Company these individuals received $27,951 and $15,175 for the years ended December 31, 2010 and 2009, respectively.

     During the years ended December 31, 2010 and 2009, a Director of the Company received $71,400 and $69,000 respectively for engineering consultant work.


GOVERNANCE OF THE COMPANY

Code of Ethics

     The Board of Directors adopted a Code of Ethics in March 2004, which is applicable to all directors, employees and consultants of the Company, including the principal executive and financial officers. A copy of the Code will be provided to any person without charge upon a written request to: Investor Relations, Texas Vanguard Oil Company, 9811 Anderson Mill Road, Suite 202, Austin, TX 78750.

Meetings and Committees of the Board of Directors

a. Meetings of the Board of Directors

     During the year ended December 31, 2010, the Board of Directors held two meetings. All of the directors attended all of their board and committee meetings.

b. Audit Committee

	The Audit Committee is a standing committee which operates pursuant to a charter approved by the Board of Directors. A copy of the Charter may be obtained free of charge upon written request to the Company. The Committee is responsible for ensuring the reliability of the Companys financial statements, overseeing managements implementation of the Companys financial reporting process, the independence and qualifications of the independent auditor, and the Companys compliance with legal and regulatory requirements. All members of the Committee have experience in preparing and analyzing financial reports and in setting and enforcing internal controls. They also have experience in dealing with small oil and gas companies. Success for companies such as Texas Vanguard Oil requires a close working relationship between management and the Board. The Companys financials are prepared by an independent Certified Public Accountant and are audited by an independent accounting firm. The Board has not designated any member as its Audit Committee Financial Expert as the term is defined under SEC rules, and does not plan to designate one at this time. The size, nature and operations of the Company are small and are simpler to understand than companies with larger resources. Liability risks inherent in serving on any board and the limited resources of a small company such as Texas Vanguard make it difficult to bring in outside board members with a working knowledge of the oil and gas business. The Audit Committee met six times during 2010. All members of the Audit Committee attended all committee meetings.



c. Nominations to the Board

     Nominations for election to the board have been made unanimously by the full board. We do not have a nominating committee charter. Because of our small size, we do not believe that creation of a nominating committee would be practical or significantly improve our operations or protect our shareholders.

    We have not established specific, minimum qualifications for recommended nominees or specific qualities or skills for our directors to possess. We have used a subjective process for identifying nominees for director based on the judgment of our Board of our current needs. We do not have a formal policy for considering diversity in background, age, experience, and skills in identifying nominees. Nominations for new members to the Board of Directors will be considered when submitted by shareholders.

	We believe that our Directors have an appropriate balance of knowledge, experience, skills and expertise required for our board as a whole. Our Directors have substantial experience in the oil and gas industry in general, and in our Company operations in particular, and that experience has allowed us to operate profitably, grow, and take advantage of opportunities as they arise in the oil business. Each of our Directors has at least 21 years experience as an officer and/or director of the Company.
We believe that experience has served our Company well, and that our past performance validates the qualifications of each Director for his or her position.

   d. Board Leadership and Role in Risk Oversight

  We have separated the functions of Chairman of the Board (Linda R. Watson) and President (William G. Watson). We have no independent directors, again because of our small size. The Board of Directors is responsible for oversight of our risk management policies and procedures. All three of our Directors are actively involved in the day-to-day management of the Company and therefore evaluate risks, including financial risks, as a regular part of their responsibilities. Our main financial risks depend on fluctuations in the price of oil and gas which our Board of Directors considers when making investment and operating decisions. In addition, our Audit Committee evaluates financial and regulatory responsibilities and compliance. Two members of the Board are also members of the Audit Committee.


PROPOSAL 2
RATIFICATION OF APPOINTMENT OF AUDITORS

      As required by the Sarbanes-Oxley Act of 2002, our Audit Committee is directly responsible for appointment, compensation, retention and oversight of the Companys independent auditors. We are asking the shareholders to ratify the Audit Committees choice of Padgett, Stratemann & Co., LLP as independent auditors to audit the financial statements of the Company for the 2011 fiscal year. If the shareholders fail to ratify the appointment of the auditors, our Audit Committee will take that into consideration in determining whether to continue the auditing engagement.

     Padgett, Stratemann & Co. LLP was engaged as independent auditors of the Company for the fiscal year ending December 31, 2010. Representatives of this firm will be present at the meeting and, while they do not plan to make a statement at the meeting, such representatives will be available to respond to appropriate questions from shareholders.

Required Vote and Recommendation

     The affirmative vote of a majority of the shares of the Companys common stock represented at the meeting in person or by proxy and entitled to vote on the proposal at the meeting is required for the ratification of the appointment of Padgett, Stratemann & Co. LLP as the Companys independent auditors for the fiscal year 2011.

The Board of Directors recommends an affirmative vote FOR this ratification.

Report of the Audit Committee

     The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended December 31, 2010. The Audit Committee, in a meeting with Padgett, Stratemann & Co., LLP, discussed matters required to be discussed by the Statement on Auditing Standards No. 61. The Audit Committee has received the disclosure and letter required by the applicable requirements of the Public Company Accounting Oversite Board regarding the independent accountants communications with the audit committee concerning independence and has discussed Padgett, Stratemann & Co. independence with them.

     Based on review and discussions, the Committee recommended to the Board of Directors that the audited financial statements of the Company for the fiscal year ended December 31, 2010 be accepted and made part of the Companys Form 10-K Annual Report for filing with the Securities and Exchange Commission. The committee also appointed Padgett, Stratemann & Co., LLP, to audit Texas Vanguard Oil Companys financial statements for 2011.

                                            Audit Committee
                                                Teresa Nuckols, Chairman
                                                Linda Watson
                                                Robert Patterson






Audit Fees

     The aggregate fees billed to the Company by Padgett, Stratemann & Co., LLP were for the audit of Texas Vanguard Oil Companys annual financial statements included in the 10-K and for review of the financial statements included in its quarterly reports on Form 10-Q. For the fiscal years ended December 31, 2010 and 2009, the fees were $37,450 and $38,000 respectively.

All Other Fees

   For the fiscal year ended December 31, 2010, the fees billed to the Company by Padgett, Stratemann & Co., L.L.P. for other services totaled $2,475. The Company engaged Padgett, Stratemann & Co., L.L.P. to perform an analysis of the Company supplemental oil and gas schedules. There were no fees for other services paid to Padgett, Stratemann & Co., L.L.P. for the fiscal year ended December 31, 2009. The Company tax returns are prepared by an independent Certified Public Accountant.
  The Audit Committee must give prior approval to managements request for any amount or type of service the Companys independent auditor provides.


ADDITIONAL INFORMATION

Annual Report

     The Company Annual Report on Form 10-K for the year ended December 31, 2010 (as filed with the Securities and Exchange Commission), is being mailed with the proxy materials and such report constitutes the Company annual report to the shareholders for the year 2010. The Annual Report on Form 10-K will be provided free of charge to any shareholder upon written request to: Shareholder Relations, 9811 Anderson Mill Road, Suite 202, Austin, Texas 78750.

            The information is also available on line at:
               http://materials.proxyvote.com/882853

Other Business

     Management knows of no other matters which are likely to be brought before the Annual Meeting; however, if any other matter should properly come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed form of proxy will have discretionary authority to vote such proxy in accordance with their best judgment of such matters. Such proxies will also be voted with respect to matters incident to the conduct of the Annual Meeting.

Shareholder Proposals for Next Annual Meeting

     Any proposals of holders of Common Stock intended to be presented at the Annual Meeting of Shareholders of the Company to be held in 2012 must be received in writing by the Company no later than January 11, 2012. All such proposals should be in compliance with the Securities and Exchange Commission regulations.

Shareholder Communications

    Any shareholder of the Company wishing to communicate to the board of directors may do so by sending written communication to the Company at Texas Vanguard Oil Company, 9811 Anderson Mill Road, Suite
202, Austin, Texas 78750, Attention: Shareholder Relations.

Transfer Agent

    The transfer agent for the Company is: Computershare Trust Company, Inc., P.O. Box 43070, Providence, Rhode Island, 02940. Their phone number is 1-800-962-4284.

Trading Symbol

     The Common Stock of the Company is quoted on the OTC Bulletin Board under the symbol: TVOC.OB.